UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

STAGEWISE STRATEGIES CORP.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

STAGEWISE STRATEGIES CORP.

64/2 Mahtumquili Street

Yashnobod District 100000

Tashkent City, Republic of Uzbekistan

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

To the stockholders of StageWise Strategies Corp.:

NOTICE IS HEREBY GIVEN that the holders of the majority of the voting power of the stockholders of StageWise Strategies Corp., a Nevada corporation (the “Company” “we”, “us,” or “our”), has approved the following actions without a meeting of stockholders in accordance with Section 78.320 of the Nevada Revised Statutes:

1.	The amendment and restatement of our Articles of Incorporation to amend our Articles of Incorporation to (a) increase the number of authorized shares of our capital from 75,000,000 shares to 850,000,000 shares, including (i) the authorization of 800,000,000 shares of common stock, par value $0.001 per share and (ii) the authorization of 50,000,000 shares of blank check preferred stock, par value $0.001 per share and (b) limit the liability of the Company’s officers and directors and (ii) indemnify the Company’s officers, directors and employees against certain liabilities as permitted, pursuant to the Nevada Revised Statutes, in addition to the other provisions set forth in form of Amended and Restated Articles of Incorporation of the Company included as Appendix A to the enclosed Information Statement (the “Amended and Restated Articles”).

The enclosed Information Statement contains information pertaining to the matters acted upon. The actions will become effective on the 20th day after the Information Statement is mailed to our stockholders. We expect to mail the accompanying Information Statement to the Shareholders on or about [●], 2026. This Information Statement will serve as written notice to stockholders pursuant to the Nevada Revised Statutes and is being furnished to our stockholders in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, and the rules promulgated by the Securities and Exchange Commission thereunder.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Your vote or consent is not requested or required to approve the matters described herein. The accompanying Information Statement is provided solely for your information.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

[●], 2026	By:	Order of the Board of Directors

Temur Zokirov
Chief Financial Officer

PRELIMINARY INFORMATION STATEMENT

SUBJECT TO COMPLETION, DATED JULY 31, 2026

INFORMATION STATEMENT

Action by Written Consent of Principal Stockholder

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished in connection with the action by written consent of the principal stockholder (the “Principal Stockholder”) of StageWise Strategies Corp., who holds approximately 79.3% of our outstanding shares of common stock, par value $0.001 per share (“Common Stock”), taken on July 31, 2026 (the “Record Date”) without a meeting (the “Written Consent”), such percentage of our outstanding shares of Common Stock being sufficient for the approval of the actions described in this Information Statement at a special meeting of stockholders where a quorum is present in person and/or by proxy. We are mailing this Information Statement to our stockholders on or about [●], 2026.

What actions were taken by Written Consent?

1.	We obtained stockholder consent from the Principal Stockholder to amend our Articles of Incorporation to (a) increase the number of authorized shares of our capital from 75,000,000 shares to 850,000,000 shares, including (i) the authorization of 800,000,000 shares of Common Stock and (ii) the authorization of 50,000,000 shares of blank check preferred stock, par value $0.001 per share (the “Preferred Stock”) and (b) limit the liability of the Company’s officers and directors and (ii) indemnify the Company’s officers, directors and employees against certain liabilities as permitted, pursuant to the Nevada Revised Statutes, in addition to the other provisions set forth in form of Amended and Restated Articles of Incorporation of the Company included as Appendix A to this Information Statement (the “Amended and Restated Articles”).

How many shares of Common Stock were outstanding on July 31, 2026?

On July 31, 2026, the date we received the consent of the Principal Stockholder who holds approximately 79.3% of the voting power of our stockholders, based on there being 5,044,334 shares of Common Stock issued and outstanding as of that date.

Who is paying the cost of this Information Statement?

We will pay for preparing, printing and mailing this Information Statement. Arrangements may be made with banks, brokerage houses and other institutions, nominees and fiduciaries, to forward the Definitive Information Statement to beneficial owners. We will, upon request, reimburse those persons and entities for expenses incurred in forwarding the Definitive Information Statement to our stockholders.

AMENDMENT OF THE ARTICLES OF INCORPORATION

General

Our Board of Directors (the “Board”) has unanimously approved, and the Principal Stockholder, pursuant to the Written Consent, approved, the amendments to our Articles of Incorporation set forth in the Amended and Restated Articles, to increase the number of authorized shares of capital stock from 75,000,000 to 850,000,000 shares, consisting of (a) 800,000,000 shares of Common Stock and (b) 50,000,000 shares of blank check Preferred Stock, each having a par value of $0.001 per share.. The Amended and Restated Articles provide the Company with greater flexibility to issue additional shares of Common Stock and newly authorized shares of Preferred Stock for purposes such as raising capital and other corporate needs; however, it may result in dilution for existing stockholders if new shares of Common Stock are issued, unless those stockholders acquire additional shares.

The Amended and Restated Articles also contain other amendments to our Articles of Incorporation, including (a) limiting the liability of the Company’s officers and directors and (b) indemnifying the Company’s officers, directors and employees against certain liabilities as permitted, pursuant to the Nevada Revised Statutes. These additional provisions in the Amended and Restated Articles may make it more difficult for stockholders and other persons who wish to bring claims against any the Company’s officers and directors to be able to do so and may also require us to expend funds to indemnify our officers, directors or employees, in such cases where they are entitled to indemnification, instead of using those funds in connection with our operations.

The form of the Amended and Restated Articles, which contains the amendments described above, as well as other provisions, which were not included in our Articles of Incorporation, is attached to this Information Statement as Appendix A. We recommend that you read the form of Amended and Restated Articles carefully, as it includes all of the amendments that were approved by the Principal Stockholder.

Purpose and Effect

Charter Amendment

As of the Record Date, the Company has 5,044,334 shares of Common Stock outstanding and no shares of Common Stock reserved for issuance. The Company requires additional authorized shares for general corporate purposes, including, raising capital, equity-based compensation and potential future transactions, including possible acquisitions. In addition, the Amended and Restated Articles authorizes the issuance of 50,000,000 shares of blank check Preferred Stock, par value $0.001 per share, which may provide the Company with additional flexibility in structuring future financing and other corporate transactions. Under the Amended and Restated Articles, the Board will also have the authority to establish one or more series of Preferred Stock and to fix the designations, preferences, limitations and relative rights of each such series to the fullest extent permitted under Nevada law.

Accordingly, the Company is increasing the number of authorized shares of its capital stock from 75,000,000 shares to 850,000,000 shares, consisting of (a) 800,000,000 shares of Common Stock and (b) 50,000,000 shares of blank check Preferred Stock. These changes are intended to provide the flexibility needed for the aforementioned corporate purposes. The Board believes that the Amended and Restated Articles will better position the Company to meet future needs and respond swiftly to business opportunities. We do not currently have any current commitments for the use of the additional authorized shares of Common Stock or the new authorized shares of blank check Preferred Stock.

While the issuance of additional shares of Common Stock or the issuance of shares of Preferred Stock may be deemed to have potential anti-takeover effects, including by delaying or preventing a change in control of the Company through subsequent issuances of such shares, which could make a change in control of the Company more difficult and, therefore, less likely, the Amended and Restated Articles are not prompted by any specific effort of which we are aware to accumulate shares of our Common Stock or obtain control of the Company. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of Common Stock as compared to the then-existing market price. Although the issuance of additional shares of Common Stock or the issuance of shares of Preferred Stock could, under certain circumstances, have an anti-takeover effect, the Amended and Restated Articles are not in response to any effort of which the Company is aware to accumulate Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board and stockholders.

The Amended and Restated Articles will become effective upon filing with the Nevada Secretary of State. The exact timing of the filing of the Amended and Restated Articles will be determined by the Board based on its evaluation as to when such action will be the most advantageous to us and our stockholders. In addition, the Board reserves the right to elect not to proceed with the filing of the Amended and Restated Articles and the amendments provided therein if, at any time prior to filing the Amended and Restated Articles, the Board, in its sole discretion, determines that it is no longer in our best interests and the best interests of our stockholders to proceed with the Amended and Restated Articles.

Reason for the Amended and Restated Articles

The Board believes that the filing of the Amended and Restated Articles and the amendments to the Articles of Incorporation contained therein, is advisable and in the best interests of the Company and its stockholders. The Amended and Restated Articles and the amendments to the Articles of Incorporation contained therein are intended to update the Company’s current Articles of Incorporation so that our Articles of Incorporation are more appropriate for a publicly-traded company incorporated in Nevada, and to provide the Company with greater flexibility to issue equity securities in connection with future financing transactions, acquisitions and other strategic opportunities. The Board believes that these changes will better position the Company to pursue its long-term business objectives while enabling it to respond efficiently to future financing and growth opportunities.

No Dissenters’ Appraisal Rights

Under the Nevada Revised Statutes, our stockholders are not entitled to dissenters’ appraisal rights with respect to the approval of the amendments to our Articles of Incorporation and the filing of the Amended and Restated Articles, and we will not independently provide stockholders with any such right.

Interests of Directors and Executive Officers

Our directors and executive officers have no interests, directly or indirectly, in the Amended and Restated Articles except for the limitation of liability and indemnification provisions in the Amended and Restated Articles as described above.

EFFECTIVE DATE OF ACTION BY WRITTEN CONSENT

Per Rule 14c-2 under the Exchange Act, the corporate actions taken by the Written Consent become effective no earlier than twenty (20) calendar days after the first mailing or delivery of this Information Statement to the Company’s stockholders as of the Record Date. We will not file the Amended and Restated Articles with the Secretary of State for the State of Nevada until such date. This Information Statement provides a comprehensive overview of the actions approved by the Principal Stockholder, who, alone, owns a sufficient percentage of our issued and outstanding shares of Common Stock to approve the Amended and Restated Articles and all of the amendments contained therein.

OUTSTANDING VOTING SECURITIES

Each share of Common Stock grants one vote on each matter submitted to stockholders. As of the date of the Written Consent, 5,044,334 shares of Common Stock were issued, outstanding, and eligible for action by written consent and notice of such action.

On July 31, 2026, the Principal Stockholder executed the Written Consent approving the adoption of the Amended and Restated Articles and the actions described in this Information Statement. Since these actions have been approved by the majority of outstanding shares of the Common Stock, this Information Statement does not solicit proxies.

BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of July 31, 2026 based on information obtained from the persons named below, with respect to the beneficial ownership of our Common Stock, by:

●	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our Common Stock;

●	each of our current named executive officers and directors; and

●	all current named executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Exchange Act.

We have based our calculation of the percentage of beneficial ownership on 5,044,334 shares of our Common Stock outstanding on July 31, 2026. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o StageWise Strategies Corp., 64/2 Mahtumquili Street, Yashnobod District 100000, Tashkent City, Republic of Uzbekistan. The information in the table below is based solely on a review of Schedules 13D and 13G as well as the Company’s knowledge of holdings with respect to its employees and directors and information provided by major investors.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage of Common Stock
Current Directors and Executive Officers:
Temur Zokirov	–	–
Elmurod Sopiev	–	–
Bahtiyor Kadirov	–	–
Elina Davidyan	–	–

All Current Directors and Executive Officers as a Group (4 individuals)	–	–

5% Holders

Jakhongir Abidovich Artikkhodjaev	4,000,000	79.3%

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Unless we are otherwise advised by the stockholders, we will only deliver one copy of this Information Statement to multiple stockholders sharing an address. This practice known as “householding” is intended to reduce our printing and postage costs.

We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder. A stockholder who wishes to receive a separate copy of this Information Statement may direct such request to us at 64/2 Mahtumquili Street, Yashnobod District 100000, Tashkent City, Republic of Uzbekistan, or by telephone at +998 94 677 44 01. Stockholders who receive multiple copies of the Information Statement at their address and would like to request that only a single copy of communications be delivered to the shared address may do so by making either a written or oral request to the contacts listed above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Any statements contained in this Information Statement that are not statements of historical fact may be forward-looking statements, including, without limitation, the anticipated effects of the adoption of the Amended and Restated Articles, including the increase in authorized shares of Common Stock. Words such as “anticipates,” “could,” “may,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “will” and words or phrases of similar substance used in connection with any discussion of future operations, financial performance, plans, events, trends or circumstances can be used to identify some, but not all, forward-looking statements. These forward-looking statements are predictions and involve significant risks and uncertainties, many of which are beyond our control, and actual results may differ materially from these statements. Factors that could cause actual outcomes or results to differ materially from those reflected in forward-looking statements include, but are not limited to, those discussed in our filings with the SEC.

Except as may be required by applicable law, we do not undertake or intend to update or revise any forward-looking statements, and we assume no obligation to update any forward-looking statements contained in this Information Statement as a result of new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other documents with the Securities and Exchange Commission (the “SEC”). These reports contain additional information about our Company. Our SEC filings are made available electronically to the public at the SEC’s website located at www.sec.gov.

OTHER MATTERS

We have not authorized anyone to provide information on behalf of our company that is different from that contained in this Information Statement. This Information Statement is dated [●], 2026. No assumption should be made that the information contained in this Information Statement is accurate as of any date other than that date, and the mailing of this Information Statement will not create any implication to the contrary.

If required, we will make arrangements with brokerage firms and other custodians, nominees and fiduciaries who are record holders of our Common Stock for the forwarding of this Information Statement to the beneficial owners of our Common Stock. We will reimburse these brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of the Information Statement.

[●], 2026	By:	Order of the Board of Directors

Temur Zokirov
Chief Financial Officer

Appendix A

Form of Amended and Restated Articles of Incorporation

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State:

STAGEWISE STRATEGIES CORP.

Entity or Nevada Business Identification Number (NVID):

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☒ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

Or ☐ No action by stockholders is required, name change only.

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes)

☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 9/1/2023

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☒ Articles have been added. ☒ Articles have been deleted. ☒ Other. The articles have been amended as follows: (provide article numbers, if available) See Amended and Restated Articles Attached (attach additional page(s) if necessary)
6. Signature: (Required)	X ______________________ Signature of Officer or Authorized Signer — Title X ______________________ Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

See Amended and Restated Articles Attached

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 9/1/2023

ATTACHMENT TO NEVADA
CERTIFICATE TO ACCOMPANY

RESTATED ARTICLES OR

AMENDED AND RESTATED

ARTICLES OF INCORPORATION OF

STAGEWISE STRATEGIES CORP.

Pursuant to Section 78.403 of the Nevada Revised Statutes, StageWise Strategies Corp., a Nevada corporation, hereby amends and restates its Articles of Incorporation in their entirety as follows:

I. Name of Entity

The name of the Corporation is StageWise Strategies Corp.

II. Registered Agent for Service of Process

The name and address of the registered agent is CT Corporation System, 701 S. Carson St., Suite 200, Carson City, Nevada 89701.

III. Corporate Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which a Corporation may be organized under the provisions of Chapter 78 of the Nevada Revised Statutes.

IV. Capitalization

A. Authorized Shares.

The Corporation is authorized to issue 850,000,000 shares of capital stock consisting of two classes of shares, designated “Common Stock” and “Preferred Stock.” The Corporation is authorized to issue in the aggregate (i) 800,000,000 shares of its Common Stock having a par value of $0.001 per share and (ii) 50,000,000 shares of its Preferred Stock having a par value of $0.001 per share.

B. Fully Paid and Non-Assessable.

Any and all shares of stock issued by the Corporation, the fixed consideration for which has been paid or delivered, shall be deemed fully paid stock and such shares shall not be liable for any further call or assessment thereon, and the holders of such stock shall not be liable for any further assessments.

C. Preemptive Rights.

No holder of shares of the Corporation of any class shall be entitled as such, as a matter of right, whether preemptive, preferential or otherwise, to subscribe for, purchase or receive any shares of the Corporation of any class, or any securities convertible into, exchangeable for, or carrying a right or option to purchase its shares of any class, whether now or hereafter authorized and whether issued, sold or offered for sale by the Corporation for cash or other consideration or by way of dividend, split of shares or otherwise. This provision shall be interpreted to deny preemptive or preferential rights to the maximum extent permitted under Nevada law.

V. Preferred Stock

A. General.

Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration as the Board of Directors may determine. Each such series shall be given a distinguishing designation. All shares of any one series shall have preferences, limitations and relative rights identical with those of other shares of the same series and except to the extent otherwise provided in the description of such series, with those of other shares of Preferred Stock.

Except as otherwise provided by law or by the resolution or resolutions adopted by the Board of Directors designating the powers, designations, preferences, limitations, restrictions, and relative rights of any Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall entitle the holder thereof to one vote on all matters on which stockholders are entitled generally to vote, and the holders of Common Stock shall vote together as a single class.

B. Powers and Rights of Preferred Stock.

Authority is hereby expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the establishment and/or issuance of any series of Preferred Stock, the designation of such series and the preferences, limitations and relative rights of the shares of such series, including the following:

1.	The distinctive designation and number of shares comprising such series, which number may (except as otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

2.	The voting rights, if any, which shares of the series shall have, which may be special, conditional, limited or otherwise;

3.	The rate of dividends, if any, on the shares of the series, whether dividends shall be non-cumulative, cumulative to the extent earned, partially cumulative or cumulative (and, if cumulative, from which date to dates), whether dividends shall be payable in cash, property or rights, or in shares of the Corporation’s capital stock, and the relative rights of priority, if any, of payment of dividends on shares of the series over shares of any other series or over the Common Stock;

4.	Whether the shares of the series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, the event or events upon or after which they shall be redeemable, whether they shall be redeemable at the option of the Corporation, the stockholder or another person, the amount per share payable in case of redemption (which amount may vary under different conditions and at different redemption dates), whether such amount shall be a designated amount or an amount determined in accordance with a designated formula or by reference to extrinsic data or events and whether such amount shall be paid in cash, indebtedness, securities or other property or rights, including securities of any other corporation;

5.	Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms of the amounts payable into such sinking fund;

6.	The rights to which the holders of the shares of the series shall be entitled in the event of voluntary or involuntary dissolution or liquidation of the Corporation, and the relative rights of priority, if any, of payment of shares of that series over shares of any other series or over the Common Stock in any such event;

7.	Whether the shares of the series shall be convertible into or exchangeable for cash, shares of stock of any other class or any other series, indebtedness, or other property or rights, including securities of another corporation, and, if so, the terms and conditions of such conversion or exchange, including the rate or rates of conversion or exchange, and whether such rate shall be a designated amount or an amount determined in accordance with a designated formula or by reference to extrinsic data or events, the date or dates upon or after which they shall be convertible or exchangeable, the period for which they shall be convertible or exchangeable, the event or events upon or after which they shall be convertible or exchangeable, and whether they shall be convertible or exchangeable at the option of the Corporation, the stockholder or another person, and the method (if any) of adjusting the rate of conversion or exchange in the event of a stock split, stock dividend, combination of shares or similar event;

8.	Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series; and

9.	Any other preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Article and the full extent now or hereafter permitted by the law of the State of Nevada.

VI. Stockholder Action by Written Consent

Any action required or permitted to be taken at a meeting of stockholders of the Corporation may be taken without a meeting or a vote if the action is taken by written consent of stockholders holding of record, or otherwise entitled to vote, in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted. To the extent the Nevada Revised Statutes requires prior notice of any such action to be given to nonconsenting or nonvoting shareholders, such notice shall be given before the date on which the action becomes effective. The notice shall be in the form of a record and shall contain or be accompanied by the same material that, under the Nevada Revised Statutes, would have been required to be delivered to nonconsenting or nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted for shareholder action. Such notice shall be provided in the same manner as the Bylaws or these Amended and Restated Articles of Incorporation require or permit other notices to shareholders to be provided.

VII. Board of Directors

A. Authority.

The directors are hereby granted the authority to do any act on behalf of the Corporation as may be allowed by law.

B. Number of Directors.

Except as otherwise provided by the resolution or resolutions adopted by the Board of Directors designating the powers, designations, preferences, limitations, restrictions, and relative rights of any Preferred Stock, the number of directors of the Corporation shall be fixed as set forth in the bylaws of the Corporation, and may be increased or decreased from time to time, by resolution of the Board of Directors.

B. Election of Directors.

Directors shall be elected by the vote of the holders of Common Stock as set forth in the Bylaws of the Corporation but subject to any designation of rights and preferences of any shares of Preferred Stock.

VIII. Liability and Indemnification

A. Liability.

No director or officer of the Corporation shall be liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this provision shall not eliminate or limit the liability of a director or officer for:

1.	acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law; or

2.	in the case of directors, the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

If the Nevada Revised Statutes are hereafter amended to authorize the further elimination or limitation of the liability of a director or officer, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, as so amended.

B. Indemnification.

1.	The Corporation will indemnify to the fullest extent permitted by law any person (the “Indemnitee”) made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he or she is or was a director of the Corporation or is or was serving as a director, officer, employee or agent of another entity at the request of the Corporation or any predecessor of the Corporation against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements) that he or she incurs in connection with such action or proceeding.

2.	The right to indemnification will inure whether or not the claim asserted is based on matters that predate the adoption of this Article VII, will continue as to an Indemnitee who has ceased to hold the position by virtue of which he or she was entitled to indemnification, and will inure to the benefit of his or her heirs and personal representatives.

3.	The right to indemnification and to the advancement of expenses conferred by this Article VII are not exclusive of any other rights that an Indemnitee may have or acquire under any statute, bylaw, agreement, vote of stockholders or disinterested directors, the Amended and Restated Articles of Incorporation or otherwise.

4.	The Corporation’s obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at the request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or other entity will be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other entity.

5.	The Corporation will, from time to time, reimburse or advance to any Indemnitee the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with defending any proceeding from which he or she is indemnified by the Corporation, in advance of the final disposition of such proceeding; provided that the Corporation has received the undertaking of such director or officer to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the director or officer is not entitled to be indemnified for such expenses.

Any repeal or modification of the foregoing provisions of this Article VII by the stockholders of the Corporation or of the indemnification provisions of the Bylaws by the Board of Directors or the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing prior to the date when such repeal or modification becomes effective.

ARTICLE IX. Bylaws

In furtherance and not in limitation of the powers conferred by statute, only the Board of Directors is expressly and exclusively authorized to adopt, amend or repeal the Bylaws. Meetings of stockholders may be held within or without the State of Nevada, as the Bylaws provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

X. Amendment of Articles of Incorporation

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in the Articles of Incorporation and add or insert any other provision authorized by the laws of the State of Nevada in the manner now or hereafter prescribed by law. All rights, preferences or privileges of whatever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in its present form or as hereafter amended are granted subject to the rights now reserved in this Article.

XI. Existence

The Corporation shall have perpetual existence.

XII. ELECTION REGARDING NRS 78.378-78.3793 and 78.411-78.444

The Corporation shall NOT be governed by nor shall the provisions of NRS 78.378 through and including 78.3793 and NRS 78.411 through and including 78.444 in any way whatsoever affect the management, operation or be applied in the Corporation. This Article may only be amended by a vote of not less than 90% of the then issued and outstanding shares of the Corporation. A quorum of outstanding shares for voting on an Amendment to this Article shall not be met unless 95% or more of the issued and outstanding shares are present at a properly called and noticed meeting of the Stockholders. The super-majority set forth in this Article only applies to any attempted amendment to this Article.